UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

After determining that it was desirable and in the best interests of Second Sight Medical Products, Inc. (the “Company”) for Steve Okland to relocate from Colorado closer to the Company’s headquarters, the Company’s Compensation Committee, effective April 14, 2017, approved a one-time relocation incentive for Steve Okland, the Company’s Commercial Vice President, U.S. and Canada, of $50,419.75 plus actual moving costs estimated at $20,000 to cover his relocating and establishing a permanent residence in the Los Angeles area. In the event that Mr. Okland voluntarily leaves the employ of the Company or is terminated for cause within 12 months of receiving the relocation incentive, he will be obligated to repay the entire relocation incentive to the Company. In the event Mr. Okland voluntarily leaves the Company or is terminated for cause after initial anniversary of the relocation incentive grant but before the second anniversary, he will be obligated to repay 50% of the relocation incentive to the Company. The Offer Letter executed by the parties, filed with the Commission on March 26, 2016 as Exhibit 10.1 to Form 8-K, contemplated that in the event relocation was deemed necessary a relocation package would be provided to Mr. Okland with terms to be agreed by both parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2017

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer